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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 1999
                                                         ---------------

                             INTELLIGENT LIFE CORPORATION
                             ----------------------------
               (exact name of registrant as specified in chapter)



         Florida                      0-25681                   65-0423422
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(State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


          11811 U.S. Highway One
                Suite 101
        North Palm Beach, Florida                           33408
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                                                          (zip code)


Registrant's telephone number, including area code:    (561) 627-7330
                                                       --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.

     On August 20, 1999, Intelligent Life Corporation, a Florida corporation ("ILIF") acquired Professional Direct Agency, Inc., an Ohio corporation ("Pivot"). Pivot was acquired pursuant to a Stock Purchase Agreement, dated as of August 20, 1999, by and between ILIF, the shareholders of Pivot and The Midland Life Insurance Company ("Midland"), a note holder of Pivot (the "Agreement"). Pursuant to the Agreement, ILIF acquired a 100% interest in Pivot and as a result of the acquisition, Pivot became a wholly-owned subsidiary of ILIF. The acquisition will be accounted for under the purchase method of accounting.

     The total consideration paid by ILIF in connection with the acquisition was $4,640,000 consisting of $290,000 in cash paid to the Pivot shareholders and a $4,350,000 five-year convertible subordinated note to Midland. The note bears interest at 10% and is due in one payment on August 20, 2004. Interest is due beginning on August 20, 2002 and thereafter every six months until conversion or payment in full. The note is convertible at any time by Midland into 625,000 shares of ILIF common stock. ILIF has the right to require conversion beginning any time after the earlier of (1) August 20, 2000 or (2) the date that ILIF files a registration statement under the Securities Act of 1933, as amended (the "Act") registering the conversion shares for sale under the Act; provided that, within the 55-day period immediately prior to the date ILIF notifies Midland of the required conversion, the closing price of ILIF's common stock has been at least $10.00 per share for at least twenty consecutive trading days.

     The total consideration paid by ILIF was determined through arms length negotiations between representatives of ILIF, the Pivot shareholders and Midland. Neither ILIF nor any of its affiliates had, nor to the knowledge of ILIF, did any director or officer or any associate of any such director or officer of ILIF, have any material relationship with the Pivot shareholders or Midland prior to this acquisition.

     Pivot is an Internet and direct agency for term life and other insurance products through its interactive Web site www.go2pivot.com. ILIF intends to continue to use the assets acquired to conduct this business.

     The description of the Agreement contained herein, which is filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) The required financial statements will be filed by amendment not later than 60 days after the date of this report.

         (b) The required pro forma financial information will be filed by amendment not later than 60 days after the date of this report.

         (c)      Exhibits:

            2.1 Stock Purchase Agreement, dated August 20, 1999, by and between Intelligent Life Corporation, the shareholders of Professional Direct Agency, Inc. and The Midland Life Insurance Company

            99.1 Text of Press Release of Intelligent Life Corporation dated August 23, 1999

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     INTELLIGENT LIFE CORPORATION


                                     /s/ Robert J. DeFranco
                                     -----------------------------
Date:  August 30, 1999               Robert J. DeFranco

                                     Vice President--Finance and
                                        Chief Accounting Officer




                                 EXHIBIT INDEX

Exhibit
-------
2.1 Stock Purchase Agreement, dated August 20, 1999, by and between Intelligent Life Corporation, the shareholders of Professional Direct Agency, Inc. and The Midland Life Insurance Company

99.1    Text of Press Release of Intelligent Life Corporation dated August 23,
        1999

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